8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 29, 2004

Wachovia Auto Owner Trust
(Isuuer in respect of the Asset Backed Notes, 2004-A)

(Exact name of registrant as specified in its charter)

Delaware	333-114784	52-223151

State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

301 South College Street, Suite E Charlotte, NC 28288-5578 (Address of principal executive officer)

c/o Wachovia Bank, NA, as servicer
One Wachovia Center, 301 South College Street
Charlotte, NC 28288-5578

      Registrant's Telephone Number, including area code:   (704) 383-4628

(Former name or former address, if changed since last report)

Item 5 Other Events

On July 20, 2004, the servicer for the Wachovia Auto Owner Trust 2004-A delivered to the indenture trustee or the paying agent (for the indenture trustee or the paying agent to forward to each noteholder of record as of the most recent record date) and to the owner trustee (for the owner trustee to forward to each certificateholder of record as of the most recent record date) the distribution statement for the collection period ended June 30, 2004

Item 7 Financial Statements and Exhibits

(a) Not Applicable

(b) Not Applicable

(c) Exhibits

Exhibit 20: Wachovia Auto Owner Trust 2004-A distribution statement to noteholders and certificateholders for the collection period ended June 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WACHOVIA BANK, NA

By: \s\ Patricia O'Neill-Manella Name: Patricia O'Neill-Manella Title: Vice President	Dated: July 20, 2004

Exhibit Index

20      Monthly Statements sent to Certificate holders with respect to the July 20, 2004 Remittance Date.